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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES
                             (as of March 15, 2000)

Mint Technology, Inc.
LSI Logic Export Sales Corp.
LSI Logic Asia, Inc.
LSI Logic Leasing Company
LSI Logic Storage Systems, Inc.
    Symbios International, Inc.
LSI Logic International Services, Inc.
LSI Logic Netherlands B.V. (a holding company)
LSI Logic Japan Semiconductor, Inc. (a subsidiary of LSI Logic Netherlands B.V.) LSI Logic K.K. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Corp. of Korea (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Corp. of Canada, Inc. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Singapore, Ltd. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Europe, Ltd. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Netherlands Antilles B.V. (a holding company subsidiary of LSI Logic
    Netherlands B.V.)
LSI Logic HK Holdings (a subsidiary of LSI Logic Netherlands Antilles B.V.)
LSI Logic Hong Kong, Ltd. (a subsidiary of LSI Logic Netherlands Antilles B.V.) LSI Logic GmbH (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic S.A. (France) (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic S.P.A. (Italy) (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic A.B. (Sweden) (a subsidiary of LSI Logic Europe, Ltd.)



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